Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

For Tender of Common Units of Fractional Undivided

Beneficial Interest of Osprey Bitcoin Trust

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON FRIDAY, FEBRUARY 9, 2024, AT 12:00 MIDNIGHT, NEW YORK CITY TIME, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 4 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if (1) the book-entry Units are not immediately available, (2) the procedures for book-entry transfer described in Section 4 of the Offer to Purchase (as defined below) cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) before the Expiration Time. This form, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary. See Section 4 of the Offer to Purchase (as defined below). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail, facsimile transmission or by hand, express mail, courier or other expedited service:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
Attention: Reorg Department
New York, NY 10004

Attention: Corporate Actions Department

Fax: 212-616-7610

THIS NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY AT THE ABOVE ADDRESS BEFORE THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE TRUST, THE INFORMATION AGENT OR THE DEPOSITORY TRUST COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Osprey Bitcoin Trust, a Delaware statutory trust (the “Trust”), the number of common units of fractional undivided beneficial interest in the Trust (each, a “Unit”) as indicated in this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), at a purchase price of their net asset value (“NAV”) per unit, less applicable fees payable to Osprey Funds, LLC, a Delaware limited liability company and the sponsor of the Trust (the “Sponsor”), as of the close of business on February 14, 2024 (such purchase price, the “Purchase Price”), on the terms and subject to the conditions described in the offer to purchase, dated January 11, 2024 (together with any amendments or supplements hereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, collectively with the Offer to Purchase and other related materials as may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, all pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase. Unless the context otherwise requires, all references to shares herein shall refer to the Units of the Trust. Capitalized terms used herein but not defined shall have the meanings given to them in the Offer to Purchase.

NUMBER OF UNITS TO BE TENDERED:            UNITS

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “eligible institution”), hereby guarantees (1) that the above-named person(s) has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (2) that such tender of Units complies with Rule 14e-4, and (3) that, either: (a) as to a registered holder, a properly completed and duly executed Letter of Transmittal, any required signature guarantees, and any other documents required by the Letter of Transmittal; or (b) as to a DTC participant (as defined in the Offer to Purchase), the confirmation of the book-entry transfer of all tendered shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal, any required signature guarantees, and any other documents required by the Letter of Transmittal, or a properly transmitted agent’s message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, must be received by the Depositary to the address shown on the Letter of Transmittal, within two business days after the date of execution of the Notice of Guaranteed Delivery by the Depositary.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the above-described and complete the procedures for book-entry transfer deliveries set forth in Section 4 of the Offer to Purchase within the time period set forth herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm	Address

Authorized Signature	Zip Code

Name (Please Print)	Area Code and Telephone Number

Title	Dated

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.